UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2023

VINEBROOK HOMES TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-56274	83-1268857
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Crescent Court, Suite 700 Dallas, Texas, 75201
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 276-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Convertible Notes

On June 13, 2023, Highland Income Fund (the “Fund”), a fund managed by an affiliate of NexPoint Advisors V, L.P., the external adviser of VineBrook Homes Trust, Inc. (the “Company”) loaned $11 million to NexPoint SFR Operating Partnership, L.P. (the “SFR OP”) in exchange for $11 million of 7.50% convertible notes of the SFR OP (the “SFR OP Convertible Notes”). The SFR OP Convertible Notes bear interest at 7.50%, are interest only during the term of the SFR OP Convertible Note and mature on June 30, 2027. From August 1, 2022 through March 31, 2027, the SFR OP Convertible Notes are convertible into SFR OP Units of the SFR OP at the election of the holder at the then-current net asset value, subject to certain required approvals and limitations, including the SFR OP’s right to prohibit conversion if, among other things, conversion would negatively impact NexPoint Homes Trust, Inc.’s real estate investment trust status or cause NexPoint Homes Trust, Inc. to own less than 50.0% of the SFR OP.

The foregoing description is not complete and is subject to and qualified in its entirety by reference to the full text of the form of SFR OP Convertible Notes, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Exhibit Description

10.1
Form of 7.50% Convertible Notes of NexPoint SFR Operating Partnership, L.P., due June 30, 2027 (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed by the Company on June 14, 2022).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VINEBROOK HOMES TRUST, INC.

/s/ Brian Mitts
Name:	Brian Mitts
Title:	President, Chief Financial Officer, Assistant Secretary and Treasurer

Date: June 15, 2023